EXHIBIT 99.1

Press Release

EMCORE ANNOUNCES EXTENSION FROM NASDAQ AND
AGREEMENT WITH NOTEHOLDERS

SOMERSET, New Jersey, April 9, 2007 - EMCORE Corporation (NASDAQ-EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and solar power markets, announced today that the Company has received a notice from the Nasdaq Stock Market that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing on the Nasdaq Stock Market subject to certain conditions. The extension is conditioned on the Company filing both its Form 10-K for the fiscal year ended September 30, 2006 and its Form 10-Q for the quarter ended December 31, 2006 with the SEC by no later than May 10, 2007. While the Company is making every effort to satisfy the terms of the extension, it can provide no assurances that it will ultimately be able to do so. If the Company is unable to file both the required Forms 10-K and 10-Q with the SEC by May, 10, 2007, the Company intends to request an additional extension from the Panel prior to May 10, 2007.

EMCORE also announced that it has reached an agreement with holders of a majority in principal amount of its 5% Convertible Senior Subordinated Notes due 2011, under which the Noteholders agreed to waive until February 29, 2008 any and all defaults related to the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and its Form 10-Q for the quarter ended December 31, 2006. The Company and the Noteholders agreed, among other things, to amend the terms of the Notes such that the interest rate of the Notes increases to 5.5% from 5% and the conversion price is reduced from $8.09 to $7.01 per share. In addition, the Noteholders granted the Company the option to purchase 12% of the Notes held by such Noteholders. The effect on the Company’s stockholders will be a reduction in the indebtedness on the Company’s balance sheet with virtually no additional dilution to shareholders as a result of the change in the conversion price.

More information on these events will be included in the Company's Current Report on Form 8-K.

About EMCORE:
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broad band, fiber optic, satellite and solar power markets. EMCORE's Fiber Optic segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements
The information provided herein may include forward-looking statements within the meaning of Section  27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, (a) the finalization and audit of the Company’s unaudited fourth quarter and fiscal year 2006 results, (b) the effects of the Company’s voluntary review of its historic stock option granting practices, including (i) risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants, (ii) the possibility that the Company will not be able to file additional reports with the Securities and Exchange Commission in a timely manner, (iii) the possibility that the Company in consultation with the Company's independent public accountants or the SEC, may determine that additional stock-based compensation expenses and other additional expenses be recorded in connection with affected option grants (iv) the Company may incur negative tax consequences arising out of the stock option review, (v) the possible delisting of the Company’s stock from the Nasdaq National Market pursuant to Nasdaq Marketplace Rule 4310(c)(14) and (vi) risk of additional litigation arising out of or related to the Company’s stock option grants or a restatement of the Company’s financial statements, and (c) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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EMCORE Corporation
Adam Gushard
Interim Chief Financial Officer
(505) 332-5000
info@emcore.com

KEKST AND COMPANY
Fred Spar
(212) 521-4813
or
Joseph Kuo
(212) 521-4863